UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers.

On February 24, 2012, Sun River Energy, Inc. (the “Company”) terminated the service of one of its directors, Dr. Steven R. Henson, as a result of his disregard and failure to comply with the Company’s Code of Ethics and Business Conduct.  At the time of his termination, Dr. Henson served on the following committees of the board of directors: (1) the Nomination and Governance Committee; (2) the Audit Committee; and (3) the Compensation and Management Development Committee.  The Company terminated Dr. Henson’s service on the board following a series of recent events which the Company determined were in violation of the Company’s Code of Ethics and Business Conduct.  Those events included, but are not limited to, the following: (1) selling securities while in possession of material, nonpublic information (2) unauthorized disclosure of confidential information regarding the Company; and (3) unauthorized communication with the press. The Company’s Code of Ethics and Business Conduct provides that disregarding or failing to comply with the Code of Ethics and Business Conduct could lead to disciplinary action, up to and including possible termination of service with the Company.  The foregoing brief description of the circumstances surrounding Dr. Henson’s termination does not purport to be complete.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: February 24, 2012	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO